                                  SCHEDULE 2.2
                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is effective June 19, 2002, by and between the following parties:

1.       VergeTech, Inc., a Texas corporation ("Seller").

2.       IPVoice Communications, Inc., a Nevada corporation ("Purchaser").

                                    RECITALS

1.       Seller is engaged in the  development, integration  and sale of advanced  technologies  and  defense and security-related software.

2.       Purchaser  desires  to  purchase  the  assets of Seller and to assume liabilities  of Seller,  and Seller desires to sell such assets to
         Purchaser and to assign such  liabilities  to  Purchaser,  on the terms and conditions set forth in this Agreement.

3.       The  Boards  of  Directors  of Seller  and  Purchaser  believe  that this  asset  purchase  is in the best interests of their  respective companies and  shareholders  and in furtherance  thereof have approved and recommended this Asset Purchase Agreement.

                                   AGREEMENTS

In consideration of the Recitals and the Agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intend to be legally bound hereby and agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

1.1 Purchase and Sale of Assets
---------------------------

a. Purchased Assets. Pursuant to the terms and subject to the conditions of this
Agreement, on the Closing Date (as defined in Section 1.4 below), Seller will sell, assign, convey, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from Seller, all of Seller's right, title and interest in, to and under the following assets, properties and rights which are owned or leased by Seller (collectively, the "Assets"):

i.       All  raw  materials, work-in-progress, finished goods  and  inventory of  Seller,  including,  without limitation,  all raw  materials, work-in-process  supplies  and  inventory  located  in Seller's warehouses,  distribution  centers,  in transit or otherwise  (the
         "Purchased Inventory");
ii.      All accounts receivable (the "Purchased Receivables");
iii.     All fixed assets,  including,  without limitation,  machinery and equipment and other attachments owned by Seller, spare parts, supplies, furniture and fixtures,  computer equipment and software and other personal property owned by Seller;
iv.      All rights of Seller under and in  connection  with the leases and subleases of real  property,  together with Seller's  interest in all buildings,  facilities,  fixtures and other  improvements  thereon and all easements,  rights-of-way,  transferable  licenses and permits and other appurtenances  thereto  which are set forth on Schedule  1.1(a)
         (iv)  (collectively,  the "Assigned Leases");
v.       All  transferable  rights of Seller under and in  connection  with the contracts,  commitments,  purchase orders,  agreements  and unexpired leases (other than Assigned  Leases),  which are set forth on Schedule
         1.1(a)(v) (collectively, the "Assigned Contracts");
vi.      All rights to the trade secrets,  processes and methods, whether or not patentable,  owned by Sellers (the "Purchased Intellectual Property");
vii.     All transferable  federal,  state or local or other  governmental and other third party permits (including occupancy  permits), certificates,
         licenses,  consents,  authorizations,   approvals, registrations  or
         franchises  necessary  or  useful in the  operation  by Seller of its business  (collectively, the "Assigned Permits"); and
viii.    All books and records  maintained  by Seller  through the Closing  Date, including,  without  limitation, product  manuals,  operating  manuals, and  records  relating  to  customer  and  trade accounts and lists and similar operating data,  whether in electronic,  computer,  paper or other form, other than books and records which Seller is required by law to retain.

b. Excluded Assets.  Notwithstanding anything contained in this Agreement to the contrary, Purchaser and Seller acknowledge and agree that Purchaser is not buying and Seller is not selling the following assets (collectively, the
"Excluded Assets"):

i.       All rights under this Agreement and to the Purchase Price;
ii.      Any shares of capital stock of, or other equity interests in, Seller or any subsidiary of Seller;
iii.     Seller's  corporate seal,  minute books,  record books,  and such other books and records as pertaining to the organization, existence or ownership of Seller;
iv.      Any financial or personnel records which are required by law to be retained by Seller;
v.       Any other assets specifically identified on Schedule 1.1(b)(v).

1.2       Purchase Price; Allocation.
         ---------------------------

a. Purchase Price. The consideration to be paid to Seller for the Assets at the
Closing shall be $3,000,000 (the "Purchase Price"), which Purchaser shall pay to
Seller in the form of a Promissory Note with terms as follows:

i.       The Promissory Note shall be secured by Seller's Assets that are transferred at Closing.
ii.      The Promissory  Note shall be payable in a number of shares of
         Purchaser's  common stock that would enable Seller to own as of its conversion  date 50% of Purchaser's  issued and  outstanding common stock on a fully  diluted  basis less any shares issued to Seller or reserved in stock transactions for the benefit of Seller after the
         Closing date.
iii.     The  Promissory  Note shall be paid in full at Seller's  option following the passage of eighteen  months after the date of Closing or when  either  the  market  capitalization  value of the Purchaser's issued and  outstanding  common  stock  (calculated  as the closing bid price  times the number of issued and  outstanding  common  shares)
         has  reached at least  $6,000,000 for a period of thirty  consecutive trading days or Purchaser has received an  investment  on a cumulative basis in the amount of $500,000 or greater subsequent to the Closing
iv.      Purchaser  shall  provide  to  Seller  contemporaneously  with the payment  of the  shares  an  agreement providing registration rights to the Seller.

b. The Promissory Note shall be in substantially the form set forth in Exhibit
1.2a. hereof.

c. Purchaser shall be solely responsible for any sales, use and/or realty transfer taxes owing from sale of the Assets hereunder.

d. Allocation of Purchase Price. Seller and Purchaser agree to allocate the
Purchase Price in accordance with Section 1060 of the Internal Revenue Code of
1986, as amended (the "Code"). No later than 10 days following the Closing Date,
Purchaser shall prepare and provide to Seller a draft allocation of the aggregate purchase price among the Assets (the "Allocation Statement"), such
Allocation Statement to be prepared in accordance with the methodology set forth in the Code. Seller shall notify Purchaser within 20 days of receipt of such draft Allocation Statement of any objections that Seller may have thereto.
Seller and Purchaser agree to resolve any disagreement with respect to such
Allocation Statement in good faith. In addition, Seller and Purchaser hereby undertake and agree to file timely any information that may be required to be filed pursuant to any treasury regulations promulgated under Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section
1.2(c) in connection with the preparation of IRS Form 8594 (and any supplemental filings required in connection therewith) as such form relates to the transactions contemplated by this Agreement. Neither Seller nor Purchaser shall file any tax return or other document or otherwise take any position for tax purposes that is inconsistent with the allocation determined pursuant to this
Section 1.2(c) except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision.

1.3      Assumption of Certain Liabilities.
         ---------------------------------

a. Assumed Liabilities. On the Closing Date, Purchaser shall assume and agree to undertake to pay, perform and discharge as and when due, and shall indemnify
Seller for and hold Seller harmless from and against each of the following obligations, responsibilities, liabilities and debts (collectively, the "Assumed
Liabilities"):

i.       All  obligations,  responsibilities  and liabilities  incurred on and after the Closing Date in connection with the performance by Purchaser of the Assigned Leases and Assigned Contracts;
ii.      All obligations,  responsibilities  and liabilities arising on and after the Closing Date from Purchaser's use, ownership, possession, sale or operation of the Assets; and
iii.     All obligations, responsibilities and liabilities explicitly set forth on Schedule 1.3(a)(iii).

b. Excluded Liabilities. Except for the Assumed Liabilities assumed by Purchaser under Section 1.3A above, the purchase by Purchaser of the Assets shall be free and clear of all liens, claims and encumbrances of any kind and nature except the lien held by Don Palmer, and without any assumption by Purchaser of any debts, taxes, obligations or liabilities whatsoever of Seller or any other persons who at any time may have been in possession of the Assets, whether such liabilities are actual or contingent, known or unknown, liquidated or unliquidated, whether tax liabilities, liabilities to creditors or otherwise
(collectively, and together with all liabilities or obligations with respect to the Excluded Assets, the "Unassumed Debts and Liabilities"). 1.4 Date, Time and
Place of Closing.

The transactions provided for by this Agreement shall be consummated (the
"Closing") by telephone, fax and email, on June XX, 2002, or such other date and/or method as may be agreed upon by the parties hereto. The date and time of
Closing is hereinafter sometimes called the "Closing Date."

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Purchaser to enter into this Agreement and purchase the Assets, Seller hereby represents and warrants to Purchaser that:

2.1 Status. Seller is a corporation duly organized and subsisting under Texas law and has full power and authority to own its properties and to carry on the business as presently conducted by it. Seller is duly qualified to do business and is in good standing in all other jurisdictions where the conduct of its business so requires, except where the failure to be so qualified and in good standing would not be reasonably likely to have a Material Adverse Effect.
Seller has the power and authority to own the Assets and to carry on its business as now being conducted.

2.2 Corporate Authority; Effective Agreement. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and any and all other agreements, documents or instruments to be executed and/or delivered in connection herewith (collectively, the
"Purchase Documents") and to consummate the transactions contemplated herein and therein. This Agreement has been duly executed and delivered by Seller and, assuming it constitutes a valid and binding obligation of Purchaser, is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The Purchase Documents, when executed by Seller, will, assuming they constitute a valid and binding obligation of the other parties thereto, constitute the valid and binding obligation of Seller, enforceable against each of them in accordance with their respective terms.

2.3 Personal Property. Seller has good and valid title to, and is the absolute owner of, all of the personal property being sold to Purchaser hereunder, free and clear of all liens and encumbrances, except for such personal property which
Seller leases or licenses or as described on Schedule 2.3. To Seller's knowledge, all such personal property is in good operating condition and repair, normal wear and tear excepted, and does not require any repairs other than normal routine maintenance to maintain the personal property in good operating condition and repair.

2.4 Intellectual Property. The Purchased Intellectual Property comprises all of the trade secrets, processes and methods, whether or not patentable, owned by
Seller. No claim has been asserted against Seller that the Purchased
Intellectual Property conflicts with the proprietary rights of others, and
Seller has no knowledge of any basis for any such claim or conflict. To Sellers'
knowledge, Seller is not engaged in any activity which infringes upon any patent, patent application, trademark, trade name, service mark, copyright or proprietary right of any other party.

2.5 Taxes. Except as set forth on Schedule 3.5, Seller has filed or will file all federal, state and local tax returns required by law to be filed by Seller and has paid or made adequate provision for the payment of all taxes (and related interest and penalties) shown to be due on such returns for all taxable periods up to and including the day before the Closing Date, including, but not limited to real estate, sales, use, social security, payroll, unemployment compensation and personal property taxes. Seller will have paid or made adequate provision for the payment of all federal and state income and any other taxes payable by Seller with respect to the transactions covered by this Agreement.

2.6 Legal Matters. Except as set forth on Schedule 2.6, Seller is not a party to or, to Seller's knowledge, threatened with, any suit, action, arbitration or other legal or administrative proceeding or governmental inquiry or investigation by which Seller or the Assets would be adversely affected.

2.7 Corporation Agreements. Seller has made available to Purchaser copies of all its agreements, contracts, licenses or leases, including all amendments or supplements thereto, to which Seller is a party, other than contracts or commitments entered into in the ordinary course of business and consistent with past practices (a) having a term of less than 12 months and involving a total expenditure of less than $50,000 individually and $200,000 in the aggregate, or
(b) requiring the performance of services having a cost of less than $50,000 individually and $200,000 in the aggregate (collectively, the "Corporation
Agreements"). A list of the Corporation Agreements is set forth on Schedule 2.7.
All of the Corporation Agreements are valid, binding and enforceable against
Seller. Except as shown on Schedule 2.7, to Seller's knowledge, Seller and the other parties to the Corporation Agreements have, in all material respects, performed their respective obligations under the Corporation Agreements. The consummation of the transactions provided for in this Agreement will not result in an impairment or termination of any of Seller's rights under any Corporation
Agreement and does not require the consent of or notice to any party other than
Seller, except as set forth on Schedule 2.7.

2.8      Employee Matters.

a. Schedule 2.8a is a complete and accurate list as of May 1, 2002 of all
Seller's employees and their respective positions and salaries. Seller shall deliver at the Closing Schedule 2.8a revised to reflect changes therein up to the date of the Closing.

b. Seller is not a party to any union agreement or collective bargaining agreement and is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Seller has no knowledge of any union organizing activity involving its employees at the Purchased Facility. There is no complaint filed or, to the knowledge of Seller, threatened to be filed against Seller before any federal, state or local governmental or quasi-governmental agency or authority alleging violation of any law (federal, state or local) relating to employment practices or discrimination in employment.

c. Except as set forth on Schedule 2.8c, no present or former employee of Seller is entitled to any retirement pay or retirement benefits of any kind from
Seller. Seller does not now maintain or make contributions to and has not, at any time in the past, maintained or made contributions to (i) any employee benefit plan which is subject to the minimum funding requirements of the
Employee Retirement Income Security Act of 1974, or (ii) any multi-employer plan subject to the terms of the Multi-Employer Pension Amendment Act of 1980.

2.9 Consents. Except as set forth on Schedule 2.9, no notices, consents, approvals, licenses, permits or waivers are required to execute and deliver this
Agreement and to consummate the transactions provided for herein, including the transfer of the Assets to Purchaser hereby.

2.10 Permits and Licenses. Seller holds all franchises, licenses, permits, consents, approvals, waivers and other authorizations (collectively, the
"Permits") that are necessary for the operation of its business, including without limitation all Permits issued by federal, state or local governments and governmental agencies. Schedule 2.10 sets forth a complete list of all material
Permits held by Seller. To Seller's knowledge, Seller is not in default, nor has
Seller received any notice of any claim of default, with respect to any of the
Permits or of any notice of any other claim or proceeding or threatened proceeding relating to any of the Permits, any of which would be reasonably expected to have a Material Adverse Effect.

2.11 Compliance with Laws. To Seller's knowledge, Seller is in compliance in all material respects with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over
it. Seller has not received any notice from any federal, state or municipal authority or any insurance or inspection body, that any of its properties, facilities,  equipment or business  procedures or practices fails to comply with
any  applicable  law,  ordinance,   regulation,   building  or  zoning  law,  or
requirement of any public authority or body.

2.12     Environmental Matters.

a. Except as set forth on Schedule 2.12a, Hazardous Substances (as hereinafter defined) have not been used by Seller at any facilities owned or used by Seller
(collectively, "Seller's Facilities") during Seller's occupancy thereof and
Seller has no knowledge of such use by another person or entity during or prior to Seller's occupancy thereof in any manner that: (i) violates in any material respect any federal, state or local laws, ordinances or regulations governing the use, storage, treatment, disposal of any element, compound, mixture, solution or substance, defined as a hazardous substance in the Comprehensive
Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601,
et seq. ("CERCLA"), or other applicable federal, state or local law, ordinance or regulation (collectively, "Hazardous Substances"); (ii) requires "removal" or
"remediation" as those terms are defined in CERCLA; or (iii) if found on any of
Seller's Facilities would subject the owner or occupant of such facility to damages, penalties, liability or an obligation to perform any work, clean-up, removal, or remediation at such facility in order to comply with any federal, state or local law, regulation, ordinance or order concerning the environmental state, condition or quality of such facility applicable to owners, operators or developers of real property ("Environmental Cleanup Work").

b. Except as set forth on Schedule 2.12b, to Seller's knowledge, Seller is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations. No written notice from any governmental body has ever been served upon Seller, and Seller has no knowledge of any notice served upon any occupant, owner or prior owner of any of Seller's facilities claiming any violation of any of the aforesaid environmental laws on or in connection with any of Seller's facilities or with respect to its business.

2.13 Brokers or Finders. No agent, broker, person or firm acting on behalf of
Seller or any of its affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.

2.14 Survival of Representations and Warranties. The representations, warranties and agreements of Seller set forth in this Agreement or in any Exhibit or
Schedule attached hereto shall be true, correct, complete and accurate on and as of the Closing Date.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:

3.1 Corporate Status. Purchaser is a corporation duly organized and subsisting under Nevada law and has full power and authority to own its properties and to carry on the business presently conducted by it.

3.2 Corporate Authority. The Board of Directors of Purchaser has duly authorized and approved the execution and delivery of this Agreement and the performance of the transactions provided for herein. No other corporate action is required in connection herewith. This Agreement constitutes a legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms.

3.3 Brokers or Finders. No agent, broker, person or firm action on behalf of
Purchaser or any of its affiliates is, or will be, entitled to any commission, broker's or finder's fees from any party, or from any affiliate of any party, in connection with any of the transactions contemplated by this Agreement.

3.4 Survival of Representations and Warranties. The representations, warranties and agreements of Purchaser as set forth in this Agreement or in any Exhibit attached hereto are made as of the date of this Agreement and shall be true, correct and accurate on and as of the Closing Date.

                                   ARTICLE IV

                       CONDUCT OF BUSINESS PENDING CLOSING

4.1 Conduct of Business Pending Closing. Seller agrees that between the date hereof and the Closing Date, Seller shall:

a. Conduct its business in a good and diligent manner in the ordinary and usual course of its business;

b. Not enter into any contract, agreement, commitment or other arrangement with any party, other than contracts in the ordinary course of its business, and not amend or modify, in any material respect, or terminate any Assigned Lease or
Assigned Contract, without the prior written consent of Purchaser, which consent will not be unreasonably delayed or withheld;

c. Use reasonable efforts to preserve its business organization intact, to keep available the service of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

d. Not reveal to any person any of the business procedures and practices followed by it in the conduct of its business other than to Purchaser or its authorized representatives ("Agents");

e. Use reasonable efforts to maintain in full force and effect all insurance currently maintained by Seller;

f. Keep all of its equipment and tangible personal property in good operating repair, normal wear and tear excepted;

g. Comply in all material respects with all provisions of applicable laws, rules and regulations; and

h. Not dispose of any Assets except in the ordinary course of business.

                                    ARTICLE V

                        FURTHER COVENANTS AND AGREEMENTS

5.1 Access to Information. Subject to existing confidentiality obligations of and between Purchaser and Seller, Seller shall give to Purchaser and its Agents reasonable access to its facilities, the Assets and all of Seller's documents, books and records relating to its current and past operations of its business, and shall permit Purchaser and its Agents to make copies thereof, and Seller shall permit Purchaser to interview Seller's employees during reasonable business hours and upon reasonable prior written notice.

5.2 Cooperation.

a. Purchaser and Seller agree to execute and deliver all other instruments and take all such other actions as either party may reasonably request from time to time, before or after Closing and without payment of further consideration, to effectuate the transactions provided herein and to confer to the parties hereto the benefits intended by such transactions. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

b. Purchaser agrees that following Closing, it shall provide to Seller information relating to the Assets and/or Seller's business which Seller reasonably requires to prepare any tax returns, information returns or reports required to be filed by Seller with governmental agencies.

5.3 Employment of Employees. Purchaser currently expects to employ, at its option, certain of the employees of Seller. Seller agrees to take no action which would interfere with such employment by Purchaser, and shall take all action required by law or otherwise to release them from agreements with Seller that may prohibit their employment with Purchaser and to cause the valid termination of employment at the Closing Date of such employees by Seller who are to be employed by Purchaser following the Closing Date. Seller further agrees that Purchaser shall not assume any responsibility for, and Seller shall indemnify Purchaser from and against, any liability arising from any termination of employment of those employees of Seller whom Purchaser does not employ after the Closing Date, or as to whom Purchaser gives Seller notice that Purchaser will not continue their employment, such notice to be given on or prior to the
Closing Date. Seller further agree that Purchaser shall not be liable for, and
Seller shall indemnify Purchaser from and against any liability in respect of any employees of Seller for any acts or omissions relating to the employment of such employees or to the business of Seller arising on or prior to the Closing
Date, regardless of whether the employees of Seller are subsequently employed by
Purchaser. Nothing in this Agreement is intended to confer upon any employee of
Seller any rights or remedies, including, without limitation, any rights of employment of any nature or kind whatsoever.

5.4 Employee Benefit Plans. Seller shall remain responsible for, and shall indemnify Purchaser from and against, any liability in respect of, any bonus, deferred compensation, profit sharing, pension, retirement, severance pay, stock option, employee stock purchase or any other similar plan, arrangement or program ("Employee Benefit Plans") established by Seller for the benefit of its employees. Notwithstanding any provision contained in this Agreement to the contrary, Purchaser shall not assume or be responsible in any manner for any liabilities or obligations arising under or as a result of any Employee Benefit
Plans sponsored by Seller or in which Seller or its employees participate.

5.5 Consents. Purchaser and Seller will use reasonable efforts to obtain all necessary third party or governmental consents necessary to consummate the transactions provided for in this Agreement.

5.6 Press Releases. Except as required by any applicable laws, neither party shall issue any press release or public statement regarding the transactions contemplated by this Agreement without the prior written consent of party, which consent will not be unreasonably delayed or withheld.

5.7 Competing Proposals. Seller shall promptly notify Purchaser of any expression of interest or offers received by Seller from any person relating to the purchase or acquisition of any of its stock or assets.

5.8 Collection of Accounts Receivables. If, after the Closing Date, Seller receives any payments from any account debtors with respect to any Purchased
Accounts Receivables, Seller shall endorse such payments to the order of
Purchaser and forward such payments to Purchaser promptly upon receipt thereof.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser to consummate the transactions contemplated by this
Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Purchaser may waive in writing:

6.1 Representations and Warranties. The representations and warranties of Seller set forth in this Agreement and any Exhibit or Schedule hereto shall be true and correct in all material respects on and as of the Closing Date.

6.2 Performance of Agreements. Seller shall have performed and complied in all material respects with all of their covenants and agreements contained in this
Agreement which are required to be performed or complied with on or prior to the
Closing Date.

6.3 No Actions. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement or affect the right of Purchaser to own or control, after the Closing, the Assets or to operate
Seller's business.

6.4 Consents. The parties have received all consents of all third parties required to consummate the transactions provided for in this Agreement

6.5 Due Diligence Audit. Purchaser shall have completed its due diligence investigation of the Assets and Seller's business and the results of such investigation shall be reasonably satisfactory to Purchaser.

6.6 Purchaser Obligations Guaranteed by Founders. The parties shall have finalized agreement on the priority of payment of Purchaser obligations that are guaranteed by a Founder consistent with new management's legal obligation to exercise their powers in good faith and with a view to the interests of the corporation.

6.7 Series B Convertible Preferred Stock. Purchaser and the Holders of Series B
Convertible Preferred Stock shall have reached agreement on an amendment to the
Series B Certificate of Designation to be effective upon Closing substantially as follows and that all related documents shall be deemed to be amended thereby:

Section 5(c) - Delete the entire Section and replace with the following: "In the event that the closing of the asset purchase transaction between the Company and
VergeTech, Inc. (the "Closing") occurs no later than the end of June 19, 2002, notwithstanding the Conversion Rate set forth in Paragraph 5(b) above, the number of shares issuable upon conversion of all of the shares of Series B
Preferred Stock outstanding as of the Closing shall equal 30% of the issued and outstanding shares of Common Stock of the Company on a fully diluted basis immediately following such Closing, including Series B dividends and options and taking into account common shares then held by the Holder and their rights to obtain common shares by way of the Loan Agreement of May 31, 2001 and otherwise.
Transferees of the Series B Preferred Stock, if any, shall have the same conversion rights as the original holder of the Series B Preferred Stock, however, the number of shares of common stock issuable to them shall be included in the 30% referred to above".

Section 11 (b) - Delete the following from the first sentence: "Notwithstanding anything to the contrary set forth herein or in the Certificate of Designation".
Delete the period from the end of this Section. Add the following: "; or (VI)
the Closing of the asset purchase transaction between the Company and VergeTech,
Inc. has not occurred by the end of June 19, 2002."

6.8 Loan Agreement of May 31, 2001. Purchaser and the Lenders in the Loan
Agreement of May 31, 2001 shall have agreed that the transactions under this
Agreement do not constitute an Event of Default, do not entitle either Lender to prepayment of the Notes, that their consent to proceed with the transactions under this Agreement is a valid consent under Section 10.1 of the Loan
Agreement, that the Notes will be amended substantially as follows effective upon Closing and that all related documents shall be deemed to be amended thereby:

First Paragraph: Add the following at the end of the paragraph: " or sooner at the time that the holder of the Promissory Note issued on June 19, 2002 by
Purchaser under the Asset Purchase Agreement with VergeTech, Inc. converts that
Promissory Note (the `VergeTech Conversion')".

Sixth Paragraph: Add the following at the end of the paragraph: "Notwithstanding anything to the contrary in this Note or in any other document, upon the
VergeTech Conversion, (a) all payment obligations under this Note shall revert exclusively to issuance of shares of Common Stock rather than cash, and (b) the amount of shares of Common Stock to be issued to the Lenders shall equal for both Notes issued under the May 31, 2001 Loan Agreement and all conversion rights under the Certificate of Designation of the Series B Preferred, a total of 30% of the issued and outstanding shares of Common Stock of the Corporation on a fully diluted basis immediately following the closing of the asset purchase transaction between the Corporation and VergeTech, Inc., including the dividend and options therein, and taking into account common shares issued to either
Lender, pursuant to conversions under the Series B Preferred or the Notes, after the date of such closing."

6.9 Deliveries. All documents required to be delivered by Seller at or prior to
Closing shall have been delivered to Purchaser at Closing.

                                   ARTICLE VII

                       CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions contemplated by this
Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any or all of which Seller may waive in writing:

7.1 Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement and any Exhibit hereto shall be true and correct in all material respects on and as of the Closing Date.

7.2 Performance of Agreements. Purchaser shall have performed and complied in all material respects with all of its covenants and agreements contained in this
Agreement which are required to be performed or complied with on or prior to the
Closing Date.

7.3 No Actions, Etc. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened, the effect of which would restrain, prohibit or invalidate the transactions contemplated by this Agreement.

7.4 Deliveries. All documents required to be delivered by Purchaser at or prior to Closing shall have been delivered to Seller at Closing.

7.5 Board Resolutions. Purchaser shall have executed all appropriate board and shareholder resolutions appointing Philip Verges to the Board of Directors of
Purchaser and as CEO and Chairman of Purchaser effective upon Closing.
Immediately upon Closing, the Board will accept the resignations of the current
Chairman and Chief Executive Officer and the current President and Chief
Operating Officer from their positions as Officers and as Board Members.

                                  ARTICLE VIII

                                     CLOSING

8.1 Seller's Deliveries.  At the Closing, Seller shall deliver to Purchaser:

a. In a form reasonably satisfactory to Purchaser's and Seller's counsel, such bills of sale, certificates of title for vehicles, endorsements of transfer, conveyances, assignments and subleases and other documents and agreements as shall vest in Purchaser title to the Assets in accordance with the terms hereof;

b. In a form reasonably satisfactory to Purchaser's and Seller's counsel, one or more duly executed general assignment and assumption agreements with respect to the Assigned Leases, Assigned Contracts and Assumed Liabilities which are included in the Assets (the "Assumption Agreement");

c. Certificates signed by a duly authorized officer of Seller, dated the Closing
Date, confirming: (i) the truth and correctness in all material respects of all of the representations and warranties of Seller contained in this Agreement as of the Closing Date; (ii) that all agreements and covenants of Seller required to have been performed or complied with have been performed or complied with in all material respects; and (iii) that all necessary approval by Seller has been taken to authorize the consummation of the transactions contemplated by the
Agreement;

d. Resolutions, certified by Seller's secretary, evidencing Seller's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii)
consummate the transactions contemplated herein and therein;

e. An incumbency certificate of Seller, certified by Seller's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity executing this Agreement and the Purchase
Documents;

f. Such other documents or instruments as Purchaser shall reasonably request to further evidence consummation of the transactions contemplated by this
Agreement.

8.2 Purchaser's Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

a. The Purchase Price in the form and manner provided for in Section 1.2(a)
hereof;

b. The Assumption Agreement duly executed by Purchaser;

c. A certificate signed by a duly authorized officer of Purchaser, dated the
Closing Date, confirming: (i) the truth and correctness in all material respects of all of the representations and warranties of Purchaser contained in this
Agreement as of the Closing Date; (ii) that all agreements and covenants of
Purchaser required to have been performed or complied with have been performed or complied with in all material respects; and (iii) that all necessary corporate action by Purchaser has been taken to authorize the consummation of the transactions contemplated by the Agreement;

d. Resolutions, certified by Purchaser's secretary, evidencing Purchaser's authority to (i) execute and deliver this Agreement and the Purchase Documents, and (ii) consummate the transactions contemplated herein and therein;

e. An incumbency certificate of Purchaser, certified by such Purchaser's secretary, certifying the accuracy of the specimen signature of the authorized representative of such entity executing this Agreement and the Purchase
Documents; and

f. Such other documents or instruments as Seller shall reasonably request to further evidence consummation of the transactions contemplated by this
Agreement.

8.3 Parties to Bear Own Expenses. Whether or not the transactions contemplated by this Agreement are consummated and except as otherwise provided for herein,
Purchaser and Seller shall each bear their respective expenses relating to or arising out of this Agreement, including, but not limited to, fees for attorneys, accountants and other advisors.

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1 Indemnification by Seller. Seller hereby agrees to indemnify, defend and hold harmless Purchaser and its directors, officers, agents and employees from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable legal fees and court costs, to which any of them may become subject as the result of:

a. Any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Seller;

b. Any and all loss or damage resulting to Purchaser by reason of any claim, debt, liability or obligation not expressly assumed by Purchaser hereunder, arising from Seller's business or the ownership, use or operation of the Assets on or prior to the Closing Date and which did not constitute the breach of a representation or warranty of Seller; and

c. Any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

9.2 Indemnification by Purchaser. Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its officers, directors, agents, advisors and employees, from and against any and all losses, damages, liabilities and expenses, including, without limitation, legal fees and court costs, which any of them may become subject to as the result of:

a. Any and all loss or damage resulting from any misrepresentation, breach of warranty, or any non-fulfillment of any warranty, representation, covenant or agreement on the part of Purchaser contained in this Agreement;

b. Any and all loss or damage resulting to Seller by reason of any claim, debt, liability or obligation expressly assumed by Purchaser hereunder; and

c. Any and all acts, suits, proceedings, demands, assessments, judgments, reasonably attorneys' fees, costs and expenses incident to any of the foregoing.

9.3      Procedures for Establishment of Indemnification.

a. In the event that any claim shall be asserted by any party which, if sustained, would result in a right of a party to indemnification hereunder (a
"Loss"), the person entitled to indemnification hereunder (the "Indemnitee"), within a reasonable time after learning of such claim, shall notify the person obligated to provide indemnification hereunder with respect to such claim (the
"Indemnitor"), and shall extend to the Indemnitor a reasonable opportunity to defend against such claim, at the Indemnitor's sole expense and through legal counsel reasonably acceptable to the Indemnitee, provided that the Indemnitor proceeds in good faith, expeditiously and diligently; and provided, further, that any failure to give such notice shall not relieve the Indemnitee of its indemnification obligations hereunder except to the extent it was prejudiced by the failure to give notice. No determination shall be made pursuant to subparagraph (b) below while such defense is still being made until the earlier of (i) the resolution of said claim by the Indemnitor with the claimant, or (ii)
the termination of the defense by the Indemnitor against such claim or the failure of the Indemnitor to prosecute such defense in good faith and in an expeditious and diligent manner. The Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. The
Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Loss may be made by the Indemnitor without the prior written consent of the
Indemnitee unless (i) prior to such settlement or compromise the Indemnitor acknowledges in writing its obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) the Indemnitee is furnished with security reasonably satisfactory to the Indemnitee that the
Indemnitor will in fact pay such amount and expenses.

b. In the event that an Indemnitee asserts the existence of any Loss, the
Indemnitee shall give written notice to the Indemnitor of the nature and amount of the Loss asserted. If the Indemnitor, within a period of 15 days after the giving of the Indemnitee's notice, does not give written notice to the
Indemnitee announcing its intention to contest such assertion of the Indemnitee
(such notice by the Indemnitor being hereinafter called the "Contest Notice"), such assertion of the Indemnitee shall be deemed accepted and the amount of the
Loss shall be deemed established. In the event, however, that a Contest Notice is given to the Indemnitee within said 15-day period, then the contested assertion of a Loss shall be settled by binding arbitration. Notwithstanding anything herein contained to the contrary, each party shall pay its own attorney's fees, costs and expenses incident to any arbitration proceeding brought under this Section 10.3(b).

c. The Indemnitee and the Indemnitor may agree in writing, at any time, as to the existence and amount of a Loss, and, upon the execution of such agreement, such Loss shall be deemed established.

d. Payments of any Loss shall be paid to the person entitled thereto within ten business days following the establishment of the Loss.

9.4 Limitations on Indemnity. Anything in this Agreement and the Purchase
Documents to the contrary notwithstanding:

a. No claim for indemnity on the basis of a breach of a representation or warranty may be after the termination of such representation or warranty.

b. All claims for Losses shall be limited to the Purchase Price, and there shall be no liability except to the extent that the aggregate Losses exceeds $100,000, and then only to the extent of such excess.

c. For purposes of determining the amount of any Losses, such amount shall be reduced by the amount of any insurance benefits and proceeds to be received by the Indemnitee in respect of the Losses (net of any deductible amounts).

d. If an indemnification obligation arises in respect of any Losses that results in any tax benefit to the Indemnitee or any affiliate thereof (the "Benefited
Party") that would not, but for such Losses, be available, the Benefited Party shall pay or cause to be paid to the Indemnifying Party an amount equal to the actual tax savings produced by such tax benefit at the time such tax saving is realized by the Benefited Party and after the Indemnifying Party has paid the amount of the Losses to the Indemnified Party. The amount of any such tax saving for any taxable period shall be the amount of the reduction of taxes payable to the taxing authority by the Benefited Party with respect to such tax period as compared to the taxes that would have been payable to taxing authority by the
Benefited Party with respect to such tax period in the absence of tax benefit.

e. In no event shall any party hereunder have any liabil ity for Losses consisting of or in the nature of punitive, consequential, indirect or special damages.

                                    ARTICLE X

                            TERMINATION OF AGREEMENT

10.1 Termination. This Agreement may be terminated, and the transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing Date:

a. By mutual written consent of Purchaser and Seller; or

b. By either Purchaser or Seller if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement; or

c. By either Purchaser or Seller if any permanent injunction or other order of a court or competent authority or government agency which prevents the consummation of the transaction shall have become final and not appealable; or

d. By Seller if any of the conditions specified in Article VII has not been met or waived by Seller at any such time as such conditions can no longer be satisfied; or

e. By Purchaser if any of the conditions specified in Article VI has not been met or waived by Purchaser at any such time as such conditions can no longer be satisfied.

10.2 Status of Agreement after Termination.

Upon any termination of this Agreement pursuant to Section 10.1, this Agreement shall be void and have no effect, without any liability on the part of any party hereto or any shareholders, directors or officers thereof; provided, however, such termination shall not affect the liability of any party for the breach of any provision of this Agreement.

                                   ARTICLE XI

                                     GENERAL

11.1 Notices. All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested;
by an overnight express courier service that provides written confirmation of delivery; or by facsimile with confirmation, addressed as follows:

      If to Seller:        Vergetech, Inc.

                           14860 Montfort Drive, Suite 210

                           Dallas, TX 75240

                           Fax (972) 386-8165

      If to Purchaser:     IPVoice Communications, Inc.

                           C/O Growth Capital Resources, LLC

                           80 Abbeyville Road

                           Lancaster, PA 17603

                           Fax (717) 390-0481

Any party may change its address for receiving notice by giving notice of a new address in the manner provided herein. Any notice so given shall be deemed to be delivered on the second business day after the same is deposited in the United
States Mail, on the next business day if sent by overnight courier, or on the same business day if sent by facsimile before the close of business, or the next business day, if sent by facsimile after the close of business.

11.2 Schedules. Each matter set forth in any of the Schedules attached to this
Agreement (or any agreement, instrument or other documents specifically referenced in such Schedule to the extent a copy of the same has been delivered to Purchaser prior to the execution of this Agreement) shall be deemed to be disclosed for purposes of every other Schedule. The Schedules shall in all respects constitute a part of the representations and warranties of Seller herein, and are expressly made a part of this Agreement. The inclusion of any information in any of the Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is material for purposes of this Agreement or for any other purpose.

11.3 Broker's Commission. Each party agrees to indemnify and hold harmless the other party from and against any and all liability, loss, damage, cost or expense (including court costs and attorney fees) arising out of or relating to any claim that such party entered into any brokerage agreement or similar arrangement, whether oral or written.

11.4 Headings. The descriptive article, section and paragraph headings set forth herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of the within Agreement.

11.5 Entire Agreement. This Agreement, the Purchase Documents and the Exhibits
and Schedules attached to this Agreement constitute the entire agreement between the parties pertaining to this subject matter and supersede all prior or contemporaneous agreements and understandings of the parties relating to the same. This Agreement may be amended only in writing signed by the parties hereto.

11.6 Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.
11.7 Nevada law governs this Agreement without regard to principles of conflicts of laws.

11.7  Arbitration.  The  parties  shall  resolve  any  dispute  relating to this
Agreement by negotiation and, failing that, by binding arbitration in Dallas, TX under  the  rules  of  the  American  Arbitration  Association.  An  arbitration proceeding  must be brought within one year of the onset of the dispute or it is barred. The party bringing the arbitration must advance the costs of arbitration and the prevailing party may seek  reimbursement of its costs, fees and expenses in the  arbitration.  Arbitration  awards may not include  punitive  and similar damages and may be enforced in any court of competent jurisdiction.

11.8 Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but only by written notice specifying the item waived and signed by the party waiving such terms or conditions.

11.9 Further Assurances. Both parties will take such reasonable steps as are necessary to consummate the transactions contemplated herein.

11.10 Assignability; Binding Effect. Either party may not assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

11.11 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart signature page delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed signature page. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties have executed this Agreement.

VERGETECH, INC.                             IPVOICE COMMUNICATIONS, INC.

By: _____________________           By: ____________________________

Philip M. Verges, Chairman and              Barbara S. Will, President
Chief Executive Officer